Exhibit 99.1

Porter Bancorp, Inc. Announces Third Quarter 2011 Results

LOUISVILLE, Ky.--(BUSINESS WIRE)--October 28, 2011--Porter Bancorp, Inc. (NASDAQ: PBIB), parent company of PBI Bank, with 18 full-service banking offices in Kentucky, today reported results for the third quarter of 2011.

The Company reported a net loss to common shareholders of $12.2 million, or $(1.04) per diluted share, for the third quarter of 2011. Net loss to common shareholders for the nine months ended September 30, 2011, was $50.8 million, or $(4.34) per fully diluted common share.

“Porter Bancorp’s third quarter loss was due primarily to a $15.3 million write-down of other real estate owned and an $8.0 million provision for loan losses,” stated Maria L. Bouvette, President and Chief Executive Officer. “We remain focused on aggressively reducing our problem assets in light of the sluggish economic recovery, continued weakness in local real estate activity and declining values of real estate in certain market sectors. We believe this strategic focus will be a key part in improving our long-term profitability.

“The fundamentals of our business continue to produce positive financial results; however, higher costs related to asset quality issues have been the principal driver of our losses this year. During the third quarter we continued to explore opportunities to bulk sell a package of OREO and loans. While the ultimate outcome of a transaction is uncertain, we determined that we would be willing to sell these properties at an amount below their individual appraised values. Accordingly, we have adjusted the carrying value of these assets to reflect a more aggressive disposition policy,” continued Bouvette.

Porter Bancorp’s strategy to reduce problem assets has resulted in two consecutive quarterly reductions in non-performing loans and non-performing assets and the fourth quarterly decrease in other real estate owned. Non-performing loans decreased to $59.8 million, or 4.96% of total loans, at September 30, 2011, compared with $61.5 million, or 4.92% of total loans, at June 30, 2011. Non-performing assets decreased to $104.7 million, or 6.6% of total assets, compared with $111.4 million, or 6.7% of total assets, at June 30, 2011.

Foreclosed properties at September 30, 2011 declined to $44.9 million compared with $67.6 million at December 31, 2010, and $73.6 million at September 30, 2010. Our ratio of non-performing assets to total assets decreased to 6.6% at September 30, 2011, compared with 7.4% at December 31, 2010, due to loans working their way through the collections, foreclosure and disposition process, and sales and write-downs on other real estate owned.

Our loan loss reserve as a percentage of total loans was increased to 3.27% at September 30, 2011, compared with 2.21% at September 30, 2010. Net loan charge-offs for the third quarter of 2011 were $7.2 million, or 0.59% of average loans for the quarter.

Our provision for loan losses was $8.0 million in the third quarter of 2011, a decrease from $13.7 million in the second quarter of 2011, and an increase from $5.0 million in the prior year third quarter.

Non-Accrual Loan Activity

(in thousands)
Non-accrual loans at June 30, 2011	$60,331
Loans returned to accrual status	(929)
Net principal pay-downs	(3,059)
Charge-offs	(4,804)
Loans foreclosed and transferred to OREO	(3,613)
Loans collateral repossessed	(10)
Loans placed on non-accrual during the period	11,216
Non-accrual loans at September 30, 2011	$59,132

Other Real Estate Owned (OREO) Activity (Net of Allowance)

(in thousands)
OREO at June 30, 2011	$49,913
Real estate acquired	15,971
Valuation adjustment write downs	(15,265)
Proceeds from sales of properties	(5,189)
Gain (loss) on sales, net	(673)
Capital improvements	176
OREO at September 30, 2011	$44,933

PBIB-G PBIB-F

Forward-Looking Statements

Statements in this press release relating to Porter Bancorp’s plans, objectives, expectations or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “should,” “anticipate,” “estimate,” “expect,” “intend,” “objective,” “seek,” “plan,” “strive” or similar words, or negatives of these words, identify forward-looking statements. These forward-looking statements are based on management’s current expectations. Porter Bancorp’s actual results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed under “Risk Factors” in the Company’s Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission. The forward-looking statements in this press release are made as of the date of the release and Porter Bancorp does not assume any responsibility to update these statements.

Additional Information

Unaudited supplemental financial information for the third quarter ending September 30, 2011 follows.

PORTER BANCORP, INC. AND SUBSIDIARY Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	9/30/11	6/30/11	9/30/10	9/30/11	9/30/10

Income Statement Data
Interest income	$18,103	$19,198	$21,340	$56,917	$66,092
Interest expense	5,448	5,757	6,764	17,053	22,612

Net interest income	12,655	13,441	14,576	39,864	43,480
Provision for loan losses	8,000	13,700	5,000	26,800	14,600

Net interest income after provision	4,655	(259)	9,576	13,064	28,880

Service charges on deposit accounts	690	659	757	1,979	2,270
Income from fiduciary activities	237	246	226	738	751
Gains on sales of loans originated for sale	123	320	135	664	410
Gains on sales of securities, net	—	1,025	2,175	1,108	2,256
Other than temporary impairment on securities	—	—	—	—	(465)
Other	650	615	638	1,863	1,898

Non-interest income	1,700	2,865	3,931	6,352	7,120

Salaries & employee benefits	3,780	4,180	3,849	12,084	11,727
Occupancy and equipment	957	981	1,070	2,910	3,107
Goodwill impairment	—	23,794	—	23,794	—
Other real estate owned expense	17,029	22,109	2,163	40,505	6,395
FDIC insurance	930	855	855	2,640	2,266
Loan collection expense	802	925	191	1,989	548
Franchise tax	582	582	543	1,746	1,629
Professional fees	329	354	239	963	797
Communications expense	176	165	179	509	538
Postage and delivery	117	128	183	368	569
Advertising	93	87	104	282	277
Other	628	599	573	1,787	1,658

Non-interest expense	25,423	54,759	9,949	89,577	29,511

Income (loss) before income taxes	(19,068)	(52,153)	3,558	(70,161)	6,489
Income tax expense (benefit)	(6,906)	(12,164)	1,137	(18,809)	1,943

Net income (loss)	(12,162)	(39,989)	2,421	(51,352)	4,546
Less:
Dividends on preferred stock	437	437	498	1,312	1,373
Accretion on preferred stock	45	44	44	133	132
Earnings (loss) allocated to participating shares	(463)	(1,510)	88	(1,995)	81

Net income (loss) to common shareholders	$(12,181)	$(38,960)	$1,791	$(50,802)	$2,960

Weighted average shares – Basic	11,721,591	11,718,656	11,021,658	11,713,040	9,762,221
Weighted average shares – Diluted	11,721,591	11,718,656	11,580,371	11,713,040	9,981,600

Basic earnings (loss) per common share	$(1.04)	$(3.33)	$0.16	$(4.34)	$0.30
Diluted earnings (loss) per common share	$(1.04)	$(3.33)	$0.15	$(4.34)	$0.30
Cash dividends declared per common share	$0.00	$0.01	$0.10	$0.02	$0.48

PORTER BANCORP, INC. AND SUBSIDIARY Unaudited Financial Information (in thousands, except share and per share data)

	Three	Three	Three	Nine	Nine
	Months	Months	Months	Months	Months
	Ended	Ended	Ended	Ended	Ended
	9/30/11	6/30/11	9/30/10	9/30/11	9/30/10

Average Balance Sheet Data
Assets	$1,625,590	$1,708,552	$1,704,043	$1,690,386	$1,758,168
Loans	1,227,024	1,268,196	1,335,357	1,261,790	1,365,322
Earning assets	1,506,384	1,580,185	1,563,599	1,559,065	1,636,839
Deposits	1,405,543	1,473,459	1,402,842	1,453,121	1,467,506
Long-term debt and advances	50,463	51,340	81,441	50,034	88,783
Interest bearing liabilities	1,361,537	1,431,757	1,393,425	1,409,069	1,466,336
Stockholders’ equity	151,055	166,602	201,126	169,269	183,478

Performance Ratios
Return on average assets	(2.97)%	(9.39)%	0.56%	(4.06)%	0.35%
Return on average equity	(31.94)	(96.27)	4.78	(40.56)	3.31
Yield on average earning assets (tax equivalent)	4.81	4.91	5.44	4.92	5.43
Cost of interest bearing liabilities	1.59	1.61	1.93	1.62	2.06
Net interest margin (tax equivalent)	3.38	3.45	3.73	3.46	3.58
Efficiency ratio	177.10	202.64	60.92	145.83	60.46

Loan Charge-off Data
Loans charged-off	$(7,367)	$(8,596)	$(2,514)	$(21,830)	$(11,823)
Recoveries	142	14	70	237	223

Net charge-offs	$(7,225)	$(8,582)	$(2,444)	$(21,593)	$(11,600)

PORTER BANCORP, INC. AND SUBSIDIARY Unaudited Financial Information (in thousands, except share and per share data)

	As of	As of	As of	As of
	9/30/11	6/30/11	12/31/10	9/30/10

Assets
Loans	$1,206,341	$1,250,023	$1,303,013	$1,328,695
Loan loss reserve	(39,492)	(38,717)	(34,285)	(29,392)

Net loans	1,166,849	1,211,306	1,268,728	1,299,303
Securities available for sale	158,813	157,524	106,309	150,569
Federal funds sold & interest bearing deposits	93,062	151,362	137,429	120,591
Cash and due from financial institutions	27,319	23,731	48,006	46,279
Premises and equipment	21,791	21,888	22,468	22,708
Other real estate owned	44,933	49,913	67,635	73,645
Goodwill	—	—	23,794	23,794
Deferred tax assets	24,005	20,873	12,958	6,025
Accrued interest receivable and other assets	41,251	39,864	36,625	37,265

Total Assets	$1,578,023	$1,676,461	$1,723,952	$1,780,179

Liabilities and Equity
Certificates of deposit	$1,075,226	$1,131,342	$1,166,820	$1,093,032
Interest checking	77,229	81,776	87,690	80,153
Money market	79,790	83,083	80,082	78,232
Savings	36,508	36,519	34,678	35,222

Total interest bearing deposits	1,268,753	1,332,720	1,369,270	1,286,639
Demand deposits	104,694	102,777	98,398	103,424

Total deposits	1,373,447	1,435,497	1,467,668	1,390,063
Federal funds purchased & repurchase agreements	11,328	11,000	11,616	34,083
FHLB advances	13,155	38,937	15,022	110,763
Junior subordinated debentures	32,875	33,325	33,550	33,775
Accrued interest payable and other liabilities	8,000	7,250	6,681	8,922

Total liabilities	1,438,805	1,526,009	1,534,537	1,577,606
Stockholders’ equity	139,218	150,452	189,415	202,573

Total Liabilities and Stockholders’ Equity	$1,578,023	$1,676,461	$1,723,952	$1,780,179

Ending shares outstanding	11,830,581	11,840,670	11,846,107	11,845,776
Book value per common share	$8.53	$9.47	$12.76	$13.87
Tangible book value per common share	8.32	9.25	10.33	11.11

Asset Quality Data
Loan 90 days or more past due still on accrual	$655	$1,146	$594	$7,048
Non-accrual loans	59,132	60,331	59,799	38,784

Total non-performing loans	59,787	61,477	60,393	45,832
Real estate acquired through foreclosures	44,933	49,913	67,635	73,645
Other repossessed assets	19	54	52	53

Total non-performing assets	$104,739	$111,444	$128,080	$119,530

Non-performing loans to total loans	4.96%	4.92%	4.63%	3.45%
Non-performing assets to total assets	6.64	6.65	7.43	6.71
Allowance for loan losses to non-performing loans	66.05	62.98	56.77	64.13
Allowance for loan losses to total loans	3.27	3.10	2.63	2.21

Risk-based Capital Ratios
Tier I leverage ratio	9.72%	9.97%	11.08%	11.71%
Tier I risk-based capital ratio	13.13	13.64	14.39	14.44
Total risk-based capital ratio	15.07	15.58	16.32	16.35

FTE employees	298	301	286	288

CONTACT:
Porter Bancorp, Inc.
Maria L. Bouvette, President and CEO, 502-499-4800